                                                                  EXHIBIT (23)-5

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts"; and to the use of our report dated June 11, 1998 with respect to the consolidated financial statements of Commercial Bancshares of Roanoke, Inc. and Subsidiaries included in the Registration Statement (Form S-1) and the Prospectus of The
Banc Corporation.


Birmingham, Alabama
November 6, 1998

                                  /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

                                      Dudley, Hopton-Jones, Sims & Freeman PLLP